EXHIBIT 15.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-229957 and No. 333-198578) and Form F-3 (No. 333-235338) of JD.com, Inc. of our report dated March 13, 2020 relating to the financial statements of Dada Nexus Limited, appearing in Exhibit 99.1 to the Annual Report on Form 20-F/A (Amendment No. 1) of JD.com, Inc. for the year ended December 31, 2019.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, the People’s Republic of China

May 29, 2020